Exhibit 10.3

EMPLOYMENT AGREEMENT

THIS AGREEMENT (the “Agreement”), made this 16th day of July, 2007, by and among JEFFERSON FEDERAL BANK (the “Bank”) and CHARLES G. ROBINETTE (“Employee”).

W I T N E S S E T H

WHEREAS, the Employee has expressed his desire and intent to terminate his employment with the Bank prior to the termination date of his current Employment Agreement;

WHEREAS, the Bank is agreeable to permitting Employee to terminate his employment with the Bank;

WHEREAS, the parties desire to provide an orderly process and schedule for the Employee to terminate his employment with the Bank;

WHEREAS, the Employment Agreement dated January 1, 2005 no longer accurately reflect the rights and responsibilities of the parties to each other;

WHEREAS, in order for the Employee and the Bank to know their respective rights and responsibilities during the time over which the Employee will be terminating his employment with Bank, the parties desire to enter into an agreement modifying the terms and conditions of the original Employment Agreement dated January 1, 2005 and the related rights and obligations of each of the parties;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1. Employment. During the term of the Agreement, Employee will continue as an employee of the Bank in the Knoxville Region subject to the terms of this Agreement. Employee’s duties shall include assisting in customer introduction and customer retention and such other tasks, ordinarily and reasonably performed by a bank president or CEO, as may be assigned to Employee by the President and CEO and/or the Board of Directors of the Bank, all such duties to be performed as needed and as called upon by the President and CEO and/or the Board of Directors of the Bank.

2. Location and Facilities. The Bank shall furnish Employee an office from which to work until September 1, 2007, and Employee shall devote his full time and efforts to the Bank until September 1, 2007. Thereafter, Employee shall devote such time to the Bank as requested by the Bank acting through its President and CEO and/or its Board of Directors.

3. Term. The term of this Agreement shall be for one(1) year from date of execution and shall terminate on that date (“termination date”).

4. Compensation The Bank agrees to pay the Employee during the term of this Agreement compensation in the amount of $180,000 payable bi-weekly.

5. Benefit Plans. The Employee shall be entitled to participate in such medical and dental plans as may be in effect for the benefit of other employees of the Bank during the term of this agreement on the same basis of eligibility. Employee shall be entitled to the 2007 ESOP vesting and the January 2008 MRP vesting and shall not be entitled to participate in any other bonus plans, pension plans, profit-sharing plans, retirement plans, or other employee benefit plans of the Bank.

6. Loyalty and Confidentiality; Noncompetition.

a. During the term of this Agreement, Employee: (i) shall devote such time, attention, skill, and efforts to the faithful performance of his duties hereunder as previously set forth; provided, however, that from time to time, Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations which will not present any conflict of interest with the Bank or any of their subsidiaries or affiliates, unfavorably affect the performance of Employee’s duties pursuant to this Agreement, or violate any applicable statute or regulation and (ii) shall not engage in any business or activity contrary to the business affairs or interests of the Bank and/or Jefferson Bancshares, Inc (“ the Company”).

b. Nothing contained in this Agreement shall prevent or limit Employee’s right to invest in the capital stock or other securities of any business dissimilar from that of the Company, or, solely as a passive, minority investor, in any business.

c. Employee agrees to maintain the confidentiality of any and all information concerning the operation or financial status of the Bank and/or the Company; the names or addresses of any of its borrowers, depositors and other customers; any information concerning or obtained from such customers; and any other information concerning the Bank and/or the Company to which he may be exposed during the course of his employment. The Employee further agrees that, unless required by law or specifically permitted by the Board in writing, he will not disclose to any person or entity, either during or subsequent to his employment, any of the above-mentioned information which is not generally known to the public, nor shall he employ such information in any way other than for the benefit of the Bank and/or the Company.

d. Upon the termination of Employee’s employment hereunder for any reason, Employee agrees not to compete with the Bank and/or any entity owned by the Company for a period of two (2) years following the termination date in any city, town or county in which the Employee’s normal business office is located and the Bank and/or the Company affiliate has an office or has filed an application for regulatory approval to establish an office (or within a 60-mile radius of each of such offices), determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Employee agrees that during such period and within said cities, towns and counties, Employee shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank and/or the Company. The parties hereto, recognizing that irreparable injury will result to the Bank, its business and property in the event of Employee’s breach of his obligations under this paragraph and agree that in the event of any such breach by Employee, the Bank and/or the Company, will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Employee, Employee’s partners, agents, servants, employees and all persons acting for or under the direction of Employee. Nothing herein will be construed as prohibiting the Bank and/or the Company from pursuing any other remedies available to the Bank and/or the Company for such breach or threatened breach, including the recovery of damages from Employee.

7. Termination. Employee’s rights under this Agreement shall terminate upon his death during the term of this Agreement.

8. Injunctive Relief. If there is a breach or threatened breach of Section 6 of this Agreement, the parties agree that there is no adequate remedy at law for such breach and that the Bank shall be entitled to injunctive relief restraining the Employee from such breach or threatened breach, but such relief shall not be the exclusive remedy hereunder for such breach.

9. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company and the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company and the Bank.

10. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed to the Bank at their principal business offices and to Employee at his home address as maintained in the records of the Bank.

11. No Plan Created by this Agreement. Employee and the Bank expressly declare and agree that this Agreement was negotiated among them and that no provision or provisions of this Agreement are intended to, or shall be deemed to, create any plan for purposes of the Employee Retirement Income Security Act or any other law or regulation, and each party expressly waives any right to assert the contrary. Any assertion in any judicial or administrative filing, hearing, or process that such a plan was so created by this Agreement shall be deemed a material breach of this Agreement by the party making such an assertion.

12. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

13. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Tennessee shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

14. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

15. Headings. Headings contained herein are for convenience of reference only.

16. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, other than written agreements with respect to specific plans, programs or arrangements described in Section 5.

17. Required Provisions. In the event any of the provisions of this Section 17 are in conflict with the terms of this Agreement, this Section 17 shall prevail.

a. If Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank’s affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. §1818(e)(3) or (g)(1); the Bank’s obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion: (i) pay Employee all or part of the compensation withheld while their contract obligations were suspended; and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

b. If Employee is removed and/or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. §1818(e)(4) or (g)(1), all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

c. If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. §1813(x)(1) all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

f. All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution: (i) by the Director of the OTS (or his designee), the FDIC or the Resolution Trust Corporation, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. §1823(c); or (ii) by the Director of the OTS (or his designee) at the time the Director (or his designee) approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

g. Any payments made to Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. §1828(k) and 12 C.F.R. Section 545.121 and any rules and regulations promulgated thereunder.

18. Previous Agreements/Release. By executing this Agreement, Employee acknowledges that any and all provisions of the original agreement dated January 1, 2005 have been satisfied, and he is entitled to no further compensation and/or benefits except those provided herein. Employee does hereby release, acquit, discharge, indemnify, and hold harmless the Bank and the Company from any and all claims, demands, and/or damages arising out of or related to Employee’s prior agreements with the Bank and/or the Company. Employee agrees that all claims which Employee has, or may have, against the Bank and/or the Company, whether arising and sounding in contract, tort, or otherwise, are merged into this Agreement, and the liability of the Bank and the Company to Employee is limited to the liabilities imposed under this Agreement.

19. No Mitigation. Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Employee in any subsequent employment.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

Attest:	JEFFERSON FEDERAL BANK

	By:	/s/ Anderson L. Smith
President and CEO

Witness:	Employee

/s/ Charles G. Robinette
Charles G. Robinette

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